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September 29, 1999

Michael Helfand
616 Shackamaxon Dr.
Westfield, NJ 07090

Dear Mike:

              This letter confirms the offer of employment to you and our previous conversations regarding the employment opportunity available to you with Vestcom International, Inc. ("Vestcom" or the "Company") and sets forth the terms and conditions of that employment.

              Vestcom hereby offers you full-time employment as Executive Vice President and Chief Financial Officer commencing on or about October 4, 1999 with an annualized salary of $200,000. Your salary will be payable in accordance with the Company's payroll practices, which currently provides for a bi-weekly payment. You will also be entitled to earn an incentive compensation bonus of up to 50% of your annual salary for each of the years 2000 and 2001 (which will be pro-rated for the calendar year 1999) based on achieving mutually agreed upon goals and the Company's performance. Such bonuses will be payable in March of the year following the award period. Notwithstanding the foregoing, you are entitled to receive a minimum bonus of $50,000 in each of the years 2000 and 2001 (which will also be pro-rated for the calendar year 1999), as long as, at or prior to the time of the bonus payment, you have not (1) voluntarily terminated your employment with the Company, or (2) been terminated for Cause (as defined below). Thereafter, your bonus potential may be increased or decreased depending upon your performance and the Company's performance, which bonus potential will be collectively determined by the Chief Executive Officer, the President and the Compensation Committee of the Board of Directors. During the period of your employment, you shall devote your entire working time for or at the direction of Vestcom or its affiliates, use your best efforts to complete all assignments, and adhere to Vestcom's procedures and policies, including its Policies and Standards of Business Conduct. You will report to Joel Cartun, the Chairman and Chief Executive Officer.

              During the period of your employment with Vestcom, you initially will be entitled to receive twenty (20) vacation days per year and all of the other customary employee benefits of Vestcom (subject to eligibility requirements), including comprehensive contributory medical insurance for you and your family (including health, dental and prescription), 401k plan, term life insurance and a car allowance of $850 per month, plus $0.12 per documented business mile.

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              Subject to ratification by the Compensation Committee of the Board of Directors, on your first day of employment with the Company, you will be entitled to receive a stock option pursuant to the Company's 1997 Equity Compensation Program (the "Program") for 50,000 options at an exercise price equal to the fair market value of the Company's Common Stock on the day of grant. The option will vest equally (i.e. 20% per year) over a five-year period in accordance with the standard conditions of the Company's Program. In addition, you will remain eligible for additional option grants in the future, similar to other executive officers of the Company.

              Although we hope that your employment with the Company is mutually satisfactory, employment at Vestcom is "at will." This means that just as you may resign from the Company at any time with or without cause, Vestcom has the right to terminate this employment relationship with you with or without cause at any time. Neither this letter agreement nor any other communication, either written or oral, should be construed as an employment contract, unless it is signed by both you and Vestcom and such agreement is expressly acknowledged as an employment contract.

              Notwithstanding that your employment with Vestcom is "at will", you are entitled to the following benefits. In the event that you are terminated for "cause" as defined below, or you voluntarily resign your employment, you shall be entitled only to those benefits you have accrued up to and through your last day of employment. However, if you are terminated from your employment with the Company, for any other reason, you shall be entitled to receive an amount equal to six (6) month's of your then current base salary payable in equal bi-weekly installments. For purposes of this letter, "cause" means (1) commission of any crime that constitutes a felony, or any offense involving moral turpitude or (2) engaging in conduct that is materially injurious to the Company.

              You represent and warrant to the Company that you are not subject to any covenant against competition or any other restriction on your ability to become an employee of Vestcom and to perform the services required hereunder, and that your employment with Vestcom will not breach, or require the breach of, any obligation to any other party. You also represent that you will not take any records or other property belonging to your prior employer nor disclose to Vestcom any confidential information you may possess concerning your former employer or its business to Vestcom.

              This offer of employment with Vestcom is subject to receipt of satisfactory reference checks from business references to be supplied by you and your agreeing to the confidentiality and non-compete provisions set forth below.

                  Confidentiality. (a) You recognize and acknowledge that all information pertaining to the affairs, business, clients, or customers of the Company or any of its subsidiaries or affiliates or predecessors or successors (any or all of such entities being hereinafter referred to as the "Business"), as such information may exist from time to time, other than information that

                                      -2-

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the Company has previously made publicly available or which has otherwise entered the public domain through no fault of your own, is confidential and proprietary information and is a unique and valuable asset of the Business. Such "Confidential Information" includes, but is not limited to, existence of Vestcom's acquisition plans and/or the terms thereof, the identity of the customers of the Business and/or their requirements, any information contained in documents provided by customers to the Business, software, research and technical data, equipment and process designs, operating instructions, pricing or purchasing formulae or methodology, employee lists and salary information, marketing and cost surveys and marketing data, copyrights, patents and technical developments, and financial information concerning the Company or its subsidiaries. You agree that you will not, while employed at Vestcom and for three (3) years thereafter, divulge to any person, firm, association, corporation, or governmental agency, any Confidential Information (except such Confidential Information as is required by law to be divulged to a government agency or pursuant to subpoena or similar lawful process), or make use of any Confidential Information for your own purposes or for the benefit of any person, firm, association or corporation (except the Business) and you shall use your reasonable best efforts to prevent the disclosure of any such Confidential Information by others. All records, memoranda, letters, books, papers, reports, customer lists, accountings or other data, and other records and documents relating to the Business, whether made by you or otherwise coming into your possession, are Confidential Information and are, shall be, and shall remain the property of the Business. No copies thereof shall be made which are not retained by the Business, and you agree, on termination of your employment, that you will not retain or make copies of any such documents relating to the Business and, on demand of the Company, to deliver the same to the Company.

                           (b) All  confidential  and  proprietary  information
and all of your interest in trade secrets, trademarks, computer programs, customer information, customer lists, employee lists, products, procedures, copyrights, patents and developments developed by you as a result of, or in connection with, your employment shall belong to the Company; and without further compensation, upon the request of the Company, you shall execute any and all assignments or other documents and take any and all such other action as the Company may reasonably request in order to vest in the Company all of your right, title and interest in and to all of foregoing items, free and clear of all liens, charges and encumbrances of any kind.

                  Covenant Against Competition. (a) During the period commencing on the effective date of the termination of your employment (regardless of how such termination occurs) and ending on the first (1st) anniversary of such effective date of termination of your employment (the "Restrictive Period"), you agree, by execution of this letter, that you will not, without express prior written approval of the Board, as evidenced by a resolution of the Board, directly or indirectly, for yourself or on behalf of or in conjunction with, any other person, company, partnership, corporation or business of whatever nature, own or hold any proprietary interest in, or be employed by or receive remuneration from, or engage as an officer, director or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative of, any corporation, partnership, sole proprietorship or other entity

                                      -3-

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engaged in "direct competition" with the Business of the Company or any of its subsidiaries or affiliates, or any of their successors or assigns, at the time of such termination of employment (a "Competitor"), in the "Territory", other than severance-type or retirement-type benefits from entities constituting your prior employers. An entity or person that is in "direct competition" with the Company is one whose principal business is the same as the principal business of the Company at the time (currently a document management service provider and a provider of computer and document output and distribution services). You agree that during such Restrictive Period you will not solicit for yourself or for the account of any Competitor, any customer or client of the Company or its subsidiaries or affiliates, or any of their successors or assigns, or any entity or individual that was such a customer or client during the one year period immediately preceding the termination of your employment.

                  In addition, during such Restrictive Period you agree not to act on behalf of yourself or any Competitor to interfere with the relationship between the Company or its subsidiaries or affiliates, or any of their successors or assigns, and their employees, independent contractors, customers or suppliers. You also agree during such Restrictive Period not to hire an employee of the Company or any of its subsidiaries or affiliates, or any of their successors or assigns, or induce any such employee to leave such employment.

                  For purposes of this letter, "Territory" shall mean an area within 100 miles of any place of business, office, warehouse or other facility where the Company, or any of its affiliates or subsidiaries, or any of their successors or assigns, then conducts business.

                  For purposes of the preceding paragraphs, (i) the term "proprietary interest" means legal or equitable ownership, whether through stockholding or otherwise, of an equity interest in a business, firm or entity other than ownership of less than two (2%) percent of any class of equity interest in a publicly held business, firm or entity and (ii) an entity shall be considered to be "engaged in competition" if such entity is, or is a holding company for, a company engaged in any aspect of the Business or providing any other services competitive with the business then being conducted by the Company and/or its subsidiaries and/or affiliates, or any of their successors or assigns, at the date of termination of your employment, in the Territory.

                  (b) You acknowledge the reasonableness of the restrictions contained herein. You acknowledge that the Company and its subsidiaries and affiliates, and their successors and assigns, would be irreparably injured in a manner not adequately compensated by money damages by a breach or violation (or threatened breach or violation) of the provisions of this covenant by you. Therefore, in the event of any such breach or violation (or threatened breach or violation), in addition to all other rights and remedies which the Company may have, whether at law or in equity, the Company and its successors and assigns shall be entitled to seek injunctive or other equitable relief against you without the need to post bond or other security in connection therewith and you hereby consent to the entry of an order for such injunctive or other equitable relief.

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                  (c) If any court determines that the provisions of this
covenant, or any part hereof, is unenforceable because of the duration or geographic scope of such provisions, such court shall have the power to reduce the duration or scope of such provisions, as the case may be, so that, as so reduced, such provisions are then enforceable to the maximum extent permitted by applicable law.

         Change in Control. (a) Upon the occurrence of a "Trigger Event" (as defined below), you shall be entitled to receive a lump sum payment equal to the "Two Year Amount".

                  (b) "Trigger Event" shall mean either (i) termination of your employment with the Company or any successor at any time during the period beginning on the effective date of a Change in Control and ending twelve (12) months after the Change in Control, other than a "Termination for Cause" or termination of employment by you without "Good Reason" during such 12 month period, or (ii) failure, upon a Change in Control, of either the Company or any successor to all or a substantial portion of the Company's business and/or assets to continue your employment as Executive Vice President and Chief Financial Officer of the Company or such successor for a period of at least twelve (12) months after the effective date of the Change in Control, with a salary at least equal to the Base Amount (as defined below) and a bonus each year equal to no less than the Bonus Amount (as defined below), or (iii) failure, upon a Change in Control, of your employer and the entity in which you hold the position described in (ii) above, to be a public company (defined as a company (x) whose voting securities are registered with the Securities Exchange Commission and listed for trading on a national securities exchange or the NASDAQ National Market and (y) that does not have a "50% Shareholder"), or (iv) termination of employment by you after failure of the Company or such successor to acknowledge or assume in writing the obligations to you set forth in this letter agreement after request by you. Payment of the Two-Year Amount shall be due in a lump sum in full upon the date of termination of employment. A "50% Shareholder" is any person, firm, corporation or Group which directly or indirectly has Beneficial Ownership of 50% or more of the publicly traded voting securities of the relevant entity (with Group and Beneficial Owner being defined as in Section 13(d) of the Securities Exchange Act of 1934, as amended).

                  (c) The "Two Year Amount" shall mean two (2) times the sum of the Base Amount and the Bonus Amount. The "Base Amount" shall mean the annualized base salary, which you are earning immediately prior to the Change in Control. The "Bonus Amount" shall mean the annual bonus you received attributable to your performance during the full fiscal year immediately prior to the effective date of the Change in Control; provided, however, that for the first year of employment, your Bonus Amount shall be equal to $50,000, your minimum guaranteed bonus for that period.

                  (d) Upon a Change in Control, all stock options or other unvested benefits under any compensation or employee benefit plan of the Company shall immediately become vested and exercisable by you.


                                      -5-

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                  (e) A "Change in Control" shall be deemed to have occurred if:

                           (i) Any person, firm or corporation acquires directly
or indirectly the Beneficial Ownership (as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended) of any voting security of the Company and immediately after such acquisition, the acquirer has Beneficial Ownership of voting securities representing 40% or more of the total voting power of all the then-outstanding voting securities of the Company; or

                           (ii) the individuals (A) who, as of the date hereof
constitute the Board of Directors of the Company (the "Original Directors") or
(B) who thereafter are elected to the Board of Directors of the Company (the "Company Board") and whose election, or nomination for election, to the Company Board was approved by a vote of at least 2/3 of the Original Directors then still in office (such Directors being called "Additional Original Directors") or
(C) who are elected to the Company Board and whose election or nomination for election to the Company Board was approved by a vote of at least 2/3 of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Company Board; or

                           (iii) The stockholders of the Company shall approve a
merger, consolidation, recapitalization or reorganization of the Company or consummation of any such transaction if stockholder approval is not sought or obtained, other than any such transaction which would result in at least 75% of the total voting power represented by the voting securities of the surviving entity outstanding immediately after such transaction being Beneficially Owned by holders of outstanding voting securities of the Company immediately prior to the transaction, with the voting power of each such continuing holder relative to such other continuing holders being not altered substantially in the transaction; or

                           (iv) The stockholders of the Company shall approve a
plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or a substantial portion of the Company's assets (i.e. 50% or more in value of the total assets of the Company).

                  (f) "Good Reason" means (i) a failure of the Company or its successors without your prior consent to fulfill its obligations under this employment letter in any material respect (after 15 days written notice to cure), (ii) a failure of the Company or its successors to maintain your position as Executive Vice President and Chief Financial Officer of a public company,
(iii) any material change by the Company or its successor at any time in the offices, functions, duties or responsibilities of your position with the Company which would materially reduce the ranking, level, dignity, responsibility, importance or scope of your position, (iv) any decrease in your annual compensation level or in the value of your benefits, (v) any move of the offices of the Company or its successor without your consent such that you would be required to

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commute more than 25 miles more each way than you currently commute, or (vi) any failure to pay you any amounts due to you.

                  (g) "Termination for Cause" means a termination of your employment by the Company or its successor for "cause". For purposes of this Change in Control provision only, "cause" means (1) conviction of any crime that constitutes a felony or a criminal offense involving moral turpitude or (2) intentionally engaging in conduct that is materially injurious to the Company or its successor.

                  (h) The Company shall notify you in writing promptly after the Company becomes aware or anticipates that a Change in Control is likely to take place.

                  (i) If the Company or its successors do not timely make all payments owed to you and provide you all benefits to which you are entitled as a result of this Change in Control provision, and you retain counsel to enforce your rights to payment or other entitlements pursuant to this Change in Control provision, the Company and its successors shall also be obligated to reimburse you for all reasonable attorneys fees incurred in collecting amounts or benefits due to you.

         Mike, I hope that you elect to accept this offer of employment. Kindly sign your name at the end of this letter to signify your understanding and acceptance of these terms and that no one at Vestcom has made any other representation to you. Vestcom welcomes you as an employee and looks forward to a successful relationship.

                                                   Sincerely,

                                                   /s/ Joel Cartun
                                                   -----------------------------
                                                   Joel Cartun, Chairman and CEO

Agreed and accepted:


/s/  Michael Helfand
--------------------
Michael Helfand

Date:    September 29, 1999




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